UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 23, 2021, Omeros Corporation (the “Company”) closed the transactions contemplated by its previously announced Asset Purchase Agreement, dated December 1, 2021 (the “Asset Purchase Agreement”), with Rayner Surgical Inc. (the “Purchaser”) and Rayner Surgical Group Limited, as parent guarantor, pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, the Company’s commercial product, OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1% / 0.3% and certain related assets and liabilities (the “Transaction”). The Purchaser paid the Company approximately $126.0 million in cash at closing, subject to certain final adjustments for inventory, fees, prepaid items and expenses. Additionally, the Company retained and is entitled to collect the full amount of its accounts receivable outstanding as of the closing date. The Company intends to use the net proceeds received from the Transaction at closing for general corporate purposes.

In addition, as described in the Company’s Current Report on Form 8-K filed on December 2, 2021, the Company will receive a royalty of 50% of the net revenue, as defined in the Asset Purchase Agreement, from sales of OMIDRIA in the United States between the closing date and the earlier of January 1, 2025 or the payment of the $200.0 million milestone described below. After such date, the Company will receive a royalty of 30% of the net revenue from sales of OMIDRIA in the United States until the expiration or termination of the last issued and unexpired patent with respect to OMIDRIA in the United States. The United States base royalty rate is subject to a reduction down to 10% upon the occurrence of certain events described in the Asset Purchase Agreement, including during any specific period in which OMIDRIA is no longer eligible for separate payment. The Company also will receive a royalty of 15% of the net revenue from sales of OMIDRIA outside the United States on a country-by-country basis between the closing date and the expiration or termination of the last issued and unexpired patent with respect to OMIDRIA in such country. In addition, the Company will receive a $200.0 million milestone payment if, prior to January 1, 2025, separate payment for OMIDRIA is secured for a continuous period of at least four years.

The foregoing is a brief description of the material terms of the Asset Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Asset Purchase Agreement will be filed as an exhibit to a future periodic or current report. The Asset Purchase Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and, as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by those parties. The Asset Purchase Agreement is not intended to provide any other factual information about the Company.

Item 8.01 Other Events.

On December 23, 2021, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements, including statements regarding the Company’s expectations with regard to payments to be received from the Transaction, are based on management’s beliefs and assumptions and on information available to management only as of the date hereof. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, regulatory processes and oversight, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma materials reflecting the Transaction described under Item 2.01 above are filed with this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference:

●	the Company’s unaudited pro forma consolidated balance sheet as of September 30, 2021;

●	the Company’s unaudited pro forma consolidated statement of operations and comprehensive loss for the nine-month period ended September 30, 2021; and

●	the Company’s unaudited pro forma consolidated statement of operations and comprehensive loss for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.

The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 23, 2021.
99.2	Unaudited Pro Forma Financial Statements and accompanying notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: December 30, 2021	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors